Exhibit 10.2

[Translation]

General Terms and Conditions for Bank Credit Transactions

(Corporate Borrower)

These General Terms and Conditions for Bank Credit Transactions (the “General Terms and Conditions”) are established to facilitate the prompt and accurate credit transactions between Woori Bank (the “Bank”) and the customer (the “Obligor”) based on mutual trust.

Article 1.         Scope of Application

(1)	The General Terms and Conditions shall apply to all credit transactions arising between the Bank and the Obligor (the person owing obligations to the Bank including a borrower, a discount applicant and a payment guarantee applicant, hereinafter the same) including loans evidenced by promissory notes, discounting of bills of exchange or promissory notes, loans evidenced by deeds, overdrafts, payment guarantees and foreign exchange transactions.

(2)	In the event that the Bank has, through credit transactions with any third party, acquired bills (including checks, collectively, the “Bills”) drawn, endorsed, accepted or guaranteed by the Obligor, the Obligor shall be also bound by the General Terms and Conditions in the performance of the obligations evidenced by such Bills; provided, that Articles 2, 3, 5, 7, 9 and Article 12, Paragraph (1) and Article 15, Paragraph (1) shall not be applicable.

(3)	The General Terms and Conditions shall apply to all transactions and performance of obligations between the principal office and branches of the Bank and the principal office and branches of the Obligor to the extent that the transaction or the obligation falls within the scope of the above Paragraph (1) or (2).

Article 2.         Obligations on Bills and Credits

In the event that the credit has been granted through Bills drawn, endorsed, accepted or guaranteed by the Obligor, the Bank may demand from the Obligor the payment of the Obligor’s obligations by exercising the Bank’s rights either under the Bills or under the underlying credits.

Article 3.         Interest and Default Interest

(1)	The rates, computation method or the time and manner of payment, respectively, of the interest, discount charge, guarantee fee or commission (hereinafter referred to as “Interest, etc.”) shall be determined by the Bank, to the extent permitted under applicable laws and regulations.

(2)	The Obligor may select one of following in respect of rate of Interest, etc. in executing the transaction agreement.

1. The Bank shall not change, in principle, the rate until the Obligor’s obligations are fully performed.

2. The Bank may change the rate from time to time until the Obligor’s obligations are fully performed.

(3)	If the Obligor selects Paragraph (2) Item 1 and there is any significant change in circumstance due to sudden change in national economy and financial condition which could not be expected at the time of execution of the agreement, before the obligations are fully performed, the Bank may increase or decrease the rate by giving a notice to the Obligor separately. In this case, if the cause for change ceases to exist, the Bank shall immediately change such rate in order to conform to such circumstance.

(4)	If the Obligor selects Paragraph (2) Item 2, the increase or decrease of rate of Interest, etc. by the Bank shall be made within reasonable extent in accordance with the sound banking customary practice.

(5)	Any amount not paid by the Obligor when due and payable shall bear interest at the default rate determined by the Bank, to the extent permitted under the applicable laws and regulations, on the basis of the actual number of days elapsed and a year of 365 days; provided, that the Bank may change such rate to the extent permitted under the applicable laws and regulations due to change in financial condition and any other reasonable cause; and provided, further, that in the case of foreign exchange transactions, international practices and commercial customs shall apply.

(6)	The Obligor shall be bound by any changes in the computation manner or time and manner of payment, respectively, of the Interest, etc. or default interest from the first date on which the Obligor should pay the interest after such change, if such change is made by the Bank as a result of any change in the financial circumstances or any other condition affecting the credit transaction or any other reasonable causes to the extent permitted under applicable laws and regulations.

(7)	If the change is made in accordance with Paragraphs (4), (5) and (6), the Bank shall post such change at each of the Bank’s offices and the electronic media determined by the Bank for one (1) month from the effective date of such change; provided, that if the change applies to certain Obligor, the change shall be notified to such Obligor separately.

(8)	If the Obligor incurs unexpected disadvantages pursuant to Paragraphs (3) and (6) above,

the Obligor may terminate the relevant contract within one (1) month from the first date on which the Obligor should pay the interest after change. In this case, the interest for the period from the effective date of such change to the date of termination shall be calculated at the interest rate that was effective prior to the change. Any amount not paid by the Obligor to the Bank when due and payable as a result of such termination shall bear interest at the default interest rate that was effective prior to the change.

Article 4.        Cost and Expenses

(1)	The Obligor shall bear the expenses set forth in the following items as a result of default in performance of the Obligor’s obligation:

1.	the expenses incurred by the Bank in enforcing or protecting [it shall refer to a preliminary attachment or preliminary injunction (including terminating) etc.] the Bank’s rights including claims or security rights against the Obligor, the guarantor or the owner of collateral;

2.	the expenses incurred by the Bank for inspection of any collateral or collection of claims; and

3.	the expenses incurred by the Bank for sending notices to demand performance of the Obligor’s obligation.

(2)	In the event that the Bank pays on the Obligor’s behalf any expenses set forth in Paragraph (1) above not paid by the Obligor, the Obligor shall immediately reimburse the Bank for such payment. Any of such payment not paid immediately on the Bank’s demand shall bear default interest of which maximum rate is six percent per annum as stipulated in Article 54 (Legal Rate of Interest in Commercial Activities) of the Commercial Code, calculated on a daily basis based on 365 days a year, for the period from the date of the payment by the Bank to the date of full reimbursement by the Obligor.

(3)	Before executing any loan agreement, the Bank shall inform the type and amount of incidental costs and expenses required for extending secured loans, in addition to the agreed interest and prepayment fees, in writing, to make the Obligor know in advance.

Article 5.         Purpose and Use of Loan Proceeds

The Obligor shall expressly describe the purpose of the loan proceeds in the application for credit. The loan proceeds disbursed to the Obligor by the Bank under the credit transactions shall not be used for any purposes other than the purposes agreed to under the transaction. The same shall apply in the case of payment guarantees and other types of credits extended by the Bank.

Article 6.         Security

(1)	In case of any change in the Obligor’s or the guarantor’s creditworthiness, reduction in the value of the security or any other reasonable causes necessitating the protection of the Bank’s rights, the Obligor shall upon demand by the Bank forthwith furnish to the Bank such substitute security or additional security, or such guarantors or additional guarantors as the Bank may require.

(2)	The Bank shall in principle make collections on or dispose of any security in accordance with statutorily prescribed procedures; however, if the price of security is prevailing price in exchange market, or a collection or disposition otherwise than in accordance with the statutory procedures is expected to be more likely to result in a profitable sale, the Bank may make collections on or dispose of the security in such a manner, at such a time, for such a price, etc. as are generally deemed appropriate. The Bank may deduct expenses from the proceeds and apply the remainder to the payment of the Obligor’s obligations to the Bank pursuant to Article 13. The Obligor shall promptly pay any deficiency to the Bank. In this case, the Bank shall notify the Obligor ten (10) days prior to the disposition of such security; provided, that the Bank expects that the recovery of claims would be seriously difficult before the court gives a decision to commence rehabilitation or bankruptcy proceeding pursuant to the Act on Debtor Rehabilitation and Bankruptcy, the Bank shall make collections on or dispose of any security and then, immediately notify the Obligor thereof.

(3)	In case of any delay in the Obligor’s performance of any obligations owing to the Bank, the Bank may continue to possess or make collections on or dispose of, pursuant to the Paragraph (2), the Obligor’s personal properties, Bills, and other negotiable instruments and securities in the Bank’s possession, even if they were not furnished to the Bank for security purposes.

Article 7.         Acceleration of Payment

(1)	Upon occurrence of any of the events set forth below, all obligations that the Obligor owes to the Bank shall immediately become due and payable without notice or demand from the Bank, and the Obligor shall immediately pay and perform such obligations, including without limitation the obligation to make advance reimbursements for a payment guarantee:

1.

an order or notice of attachment, provisional attachment or attachment for delinquent taxes or public imposts is issued, or a compulsory execution or disposition due to delinquent taxes or public imposts is commenced with respect to any of the Obligor’s deposits or other claims against the Bank; provided, that in case of obligation secured by any collateral, such obligation shall be immediately due and payable for the reason of provisional attachment only if it recovery of claims is seriously difficult;

2.	an order or notice of attachment or attachment for delinquent taxes or public imposts is issued, or a compulsory execution or disposition due to delinquent taxes or public imposts is commenced with respect to any of the collaterals provided by the Obligor (excluding the Obligor’s deposit or other claims against the Bank set forth in the preceding Item);

3.	an application is filed by the Obligor for bankruptcy, rehabilitation, debtor rehabilitation of the Obligor; or an application is filed for listing the Obligor on the registry of delinquent debtors;

4.	a notice is received for the collection of taxes or other public imposts prior to the due date therefore or the Clearing House suspends the Obligor’s transactions;

5.	the Obligor is deemed to stop payment due to suspension of its business or concealing itself or otherwise;

6.	any of the events stated in Item 1 above occurs with respect to any deposit or other claims against the Bank of any comprehensive kun-guarantor of the Obligor’s obligations to the Bank, who is the oligopolistic shareholder or the beneficial owner of the Obligor.

(2)	If the Obligor fails to make any required payment, including but not limited to the payment of interest, on due date thereof for four times during the entire repayment period (for the avoidance of doubt, the “entire repayment period” shall include, to the extent applicable, any extended period), the obligations with respect to which such delayed payments have occurred shall become automatically and immediately become due and payable without notice or demand by the Bank, and the Obligor shall pay and perform such obligations owed to the Bank.

(3)

Upon the occurrence and during the continuance of any of the events set forth below, Bank may, in its sole discretion upon notice to Obligor, declare all obligations which the Obligor owes to the Bank and are related to each such event immediately due and payable, and cause the Obligor to immediately pay and perform such obligations; provided, that on or before three (3) business days prior to the date on which such obligations of the Obligor shall become due and payable, the Bank shall give a notice to the Obligor that the Obligor has failed to pay or perform the relevant obligations as set forth in any of the following Items and the relevant obligations of the Obligor will become due and payable, and if the Bank fails to give such notice to the Obligor before three (3) business days prior to the date on which such obligations of the Obligor shall become due and payable, the relevant obligations of the Obligor will become due and payable on the third business day after the date of actual arrival of notice and the Obligor shall pay and perform the relevant obligations:

1.	the Obligor has failed to pay Interest, etc. for fourteen (14) days continuously after the due date thereof; or

2.	the Obligor has failed to pay an installment payment on the due date and it remains unpaid for thirty (30) days.

3.	Provided, that, the Bank, upon the drawdown of the loan, will provide the Obligor with the payment schedule for the principal of and interest on the loan.

(4)	Upon the occurrence and during the continuance of any of the events set forth below, and as a result the Bank’s rights are put in jeopardy, the Bank may, in its sole discretion upon notice to Obligor, demand the Obligor to repay obligations and to cancel attachment, etc. and to restore creditworthiness, and declare all obligations that the Obligor owes to the Bank immediately due and payable on the due date designated in written notice or demand tendered by the Bank more than ten (10) days prior to the due date, and the Obligor shall immediately pay and perform such obligations:

1.	the Obligor fails to pay the obligations which are immediately due and payable pursuant to Paragraph (3) or (5);

2.	an order or notice of attachment or an attachment for delinquent taxes or public imposts is issued with respect to properties of the Obligor other than those described in Item 1 or 2 of Paragraph (1) above and such attachment continues for a period of thirty (30) consecutive days, and for this reason the creditworthiness of the Obligor is substantially deteriorated and the recovery of claims is seriously difficult;

3.	a public sale on collateral commences in order to enforce the security right or a notice of provisional attachment is issued pursuant to the Civil Enforcement Act with respect to any property of the Obligor other than those specified in Paragraph (1) Item 1 above, for this reason, the creditworthiness of the Obligor is substantially deteriorated and the recovery of claims is seriously difficult;

4.	it shall become difficult for the Bank to maintain a normal banking business with the Obligor due to the breach by the Obligor of any provisions in Article 5 or Article 19 of the General Terms and Conditions and such breach continues for a period of thirty (30) consecutive days following notice to the Obligor by Bank;

5.	the Obligor is found to have intentionally submitted to Bank in connection with a credit transaction, documents that are forged or altered or found to be false in a material respect, or intentionally submitted to Bank in connection with a credit transaction, materials deemed to be, when taken together with all materials submitted to Bank, incomplete in a material respect;

6.	the creditworthiness of the Obligor deteriorates substantially as a result of the commencement of liquidation procedures against Obligor or shutdown or suspension of Obligor’s business due to labor disputes, and such liquidation procedures or shutdown or suspension of the Obligor’s business shall continue for a period of ten (10) days from the day Obligor first has notice of such occurrence;

7.	the Obligor’s credit information is registered as information on default, subrogation or substitute payment, dishonor, related parties, disruption of financial order or public records under the Credit Information Management Rules.

(5)	Upon the occurrence and during the continuance of any of the events set forth below, the Bank may, in its sole discretion upon notice to Obligor, declare all obligations that the Obligor owed to the Bank with respect to which such event occurs immediately due and payable on the due date designated in written notice or demand tendered by the Bank more than ten (10) days prior to the due date, and the Obligor shall immediately pay and perform such obligations:

1.	[Intentionally deleted]

2.	any breach by the Obligor of a material provision of the agreements with the Bank, including, without limitation, the agreement to obtain fire insurance with respect to the collateral, or the agreement to provide to the Bank as collateral the machinery or building which has been constructed, installed or manufactured with proceeds of the loans extended by the Bank to the Obligor, and such breach continues for a period of thirty (30) consecutive days following notice from Bank to the Obligor.

3.	[Intentionally deleted]

(6)	Even when any of the Obligor’s obligations to the Bank are accelerated under Paragraphs (1) through (5), if the Bank expressly waives the effect of such Paragraphs or if normal transactions are resumed between the Bank and the Obligor notwithstanding the acceleration (e.g., the Bank receives an installment payment, principal of and interest on installment indebtedness, interest or default interest), the acceleration shall be deemed to have been rescinded with respect to such obligation or the obligation designated by the Bank as of the time of the Bank’s waiver or of the resumption of the normal banking transactions.

(7)	In the event that there is an interested party of the Obligor competing over the Obligor’s claim against the Bank, the Bank may exercise its right of set-off.

Article 8.         Notice to Joint and Several Guarantor of Accelerated Obligation

(1)	If the payment obligation is accelerated pursuant to each Item of Article 7 Paragraph (1) above, the Bank shall notify such fact in writing to the joint and several guarantor within fifteen (15) business days from the date on which such obligations of the Obligor shall become due and payable if any event under Item 1 or 6 occurs or if the Clearing House suspends the Obligor’s transactions under Item 4, or otherwise, from the date on which the Bank recognizes such event of acceleration.

(2)	The obligation is immediately due and payable in accordance with Article 7, Paragraphs (4) and (5), the Bank shall notify the joint and several guarantor in writing within fifteen (15) business days from the date on which such obligations of the Obligor shall become due and payable.

(3)	Even if the joint and several guarantor receives a notice of acceleration in accordance with Paragraphs (1) and (2), the consent of the joint and several guarantor for continuous transaction is not required in respect of such obligation of which acceleration has been rescinded pursuant to Article 7, Paragraph (6). In this case, the Bank shall give a notice of rescission of acceleration in writing to the joint and several guarantor of such obligation within fifteen (15) business days .

Article 9.         Obligation to Repurchase Discounted Bills

(1)	The Obligor shall automatically repurchase and immediately pay at face value, without demand or notice from the Bank, all the discounted Bills set forth below. If the Obligor performs its repurchase obligation before the due date of each Bill, the Bank shall refund the discount charge for the period from the date of performance of repurchase obligation to the due date;

1.	all of Bills requested for discount, if any of the events described in Article 7, Paragraph (1) occurs with respect to the Obligor;

2.	if any of the events described in Article 7, Paragraph (1) occurs with respect to the person who issued or accepted the Bills or such person fails to pay the Bill when due, which are issued or accepted by him/her, all Bills which he/she issued or accepted.

(2)	The Obligor shall repurchase and immediately pay at face value all the discounted Bills as set forth below on the due date designated in notice or demand tendered by the Bank in writing more than ten (10) days prior to the due date. In this case, if the Obligor performs its repurchase obligation before due, the Bank shall refund the amount equivalent to the discount charge from the date of performance of repurchase obligation to the due date;

1.	all Bills requested to be discounted, if any of the events described in Article 7, Paragraphs (4) and (5) occurs with respect to the Obligor;

2.	if any of the events described in Article 7, Paragraphs (4) and (5) occurs with respect to the person who issued or accepted the Bills, all Bills which he/she issued or accepted.

(3)	Until the Obligor performs its repurchase obligations under Paragraphs (1) and (2) above, the Bank may exercise all rights as holder of the Bills.

(4)	The provision of Article 7, Paragraph (6) shall apply to the cases of the preceding Paragraphs (1) and (2) mutatis mutandis.

Article 10.         Set-off by the Bank

(1)	In the event that the Obligor’s obligation is due and payable whether by maturity in accordance with its term, or by acceleration upon occurrence of any of the events described in Article 7, or by occurrence of the Obligor’s obligation to repurchase the discounted Bills under Article 9, or for any other causes, the Bank may set off by written notice to the Obligor any such obligation at any time against any of the Obligor’s deposits with the Bank and any other of the Obligor’s claims against the Bank irrespective of the due dates thereof.

(2)	In the event that the Bank exercises the right to set-off against any advance reimbursement obligation of the Obligor pursuant to the preceding Paragraph, the Obligor hereby waives any defense permitted under Article 443 of the Civil Code against such set-off by the Bank, whether or not any security is furnished to the Bank with respect to the guaranteed obligation or the reimbursement obligation; provided, that the Bank shall immediately perform its guarantee obligation after such set-off.

(3)	In the event that the Obligor becomes obligated to the Bank as referred to in Paragraph (1), the Bank may, on behalf of the Obligor, also make withdrawals from the Obligor’s deposits in the Obligor’s name provided by the Obligor as security, and may apply such withdrawals to the payment of the Obligor’s obligations regardless of the arrival of the maturity of such deposits, without any advance notice and without complying with any particular procedures; provided, however, that immediately after such withdrawal and application, the Bank shall give a notice to the Obligor.

(4)	If the Bank sets off any obligation of the Obligor against any of the Obligor’s or the guarantor’s deposits and any other of the Obligor’s or the guarantor’s claims (“deposits, etc.”) against the Bank pursuant to Paragraphs (1) and (2), the Bank may take payment suspension measures in respect of deposits, etc. for the time being prior to set-off; provided, that if the guarantor takes payment suspension measure in respect of deposits, etc. of the guarantor, the Bank shall immediately notify the guarantor thereof.

(5)	In the event that the Bank effects a set-off in accordance with the provisions of Paragraphs (1) and (2) or makes any withdrawals and application in accordance with the provisions of Paragraph (3), such set-off or withdrawal and application shall be promptly effected taking into account the fair benefits of the Obligor·guarantor·security provider and the period for purposes of computation of Interest, etc. on the Obligor’s credits and obligations and default interest, shall extend up to and including the date on which the notice of set-off is delivered to the Obligor and the date on which such set-off, withdrawal and application is made, and the rate shall be determined by the Bank, and the foreign exchange rate shall be determined as the market rate prevailing at the time of the computation by the Bank.

Article 11.         Set-off by the Obligor

(1)	The Obligor may at any time set off any of the Obligor’s deposits or any other of the Obligor’s claims against the Bank, the due date of which has arrived, against any obligations owed to the Bank irrespective of the due dates of such obligations.

(2)	In the event that the Obligor effects a set-off against a Bill which was discounted by the Bank prior to its due date pursuant to Paragraph (1) above, the Obligor shall repurchase such Bill at its face value deducting the discount charge for the period from the date of repurchase until its due date; provided, that the Obligor shall not effect a set-off against any discounted Bills which the Bank has negotiated to any third party.

(3)	Notwithstanding the provisions of the preceding two Paragraphs, the set-off of any claims and obligations denominated in a foreign currency may not be effected by the Obligor unless and until their respective due dates arrive and all procedures are completed in accordance with the laws and regulations with respect to foreign exchange.

(4)	In the event that the Obligor effects a set-off in accordance with Paragraphs (1) through (3), the Obligor shall send the Bank a written notice and shall promptly submit to the Bank any passbook or other certificate evidencing deposits or claims against which such set-off is effected after having the previously reported signature and/or seal affixed thereon.

(5)	In the event that the Obligor effects a set-off in accordance with Paragraphs (1) through (3), the period for purposes of computing interest on the Obligor’s credits and obligations, discount charge, etc. and default interest, shall be up to and including the date on which the Bank receives the Obligor’s notice of set-off, and the rate shall be prescribed by the Bank, and the foreign exchange rate shall be determined as the market rate prevailing at the time of computation by the Bank. The Obligor shall pay to the Bank such fees with respect to the set-off, as are agreed to be payable with respect to prepayment between the Bank and the Obligor.

Article 12.         Presentment and Delivery of Bills

(1)	With respect to Bill transaction, if the Bank effects set-offs or makes withdrawals and appropriations as set forth in Article 10 without exercising the Bank’s rights under the Bills, the Bank will not be required to simultaneously return any such Bills to the Obligor. In the event that the Bills are returned to the Obligor, the Bills shall be returned at the Bank’s office, which conducts banking transactions with the Obligor, and the Bank shall request prompt acceptance by the Obligor of the Bill. Same procedures shall apply to the handling of the Bills in the event of set-offs by the Obligor under Article 11.

(2)	If the Bank effects set-offs or makes withdrawals and appropriations as set forth in Article 10 by exercising the Bank’s rights under the Bills, the Bank will not be required to present or deliver any such Bills to the Obligor if any of the following conditions is satisfied and the provision of Paragraph (1) shall apply with respect to the handling of the Bills:

1.	If the Bank does not know the Obligor’s current whereabouts;

2.	If the Bank is the place designated as the place at which such Bills are payable; or

3.	If the Bank deems it unavoidable to omit presentment or delivery of the Bills to the Obligor for such reasons as interruption of transport or communication, or use for collection, etc.

(3)	If any of the Obligor’s obligations to the Bank that are due and payable are not paid in full after a set-off, etc. has been effected as set forth in Articles 10 and 11, and other parties are liable under the Bills in addition to the Obligor, the Bank may retain such Bills, and may apply the proceeds of collection or disposition of them to the payment of the Obligor’s obligations in accordance with Article 13.

(4)	The Bank may make a demand for payments without presenting the Bills for the purpose of tolling the statute of limitations for recovery on the Bills.

Article 13.         Order of Application by the Bank

(1)	In the event that payments made by the Obligor or set-offs or withdrawals and applications made by the Bank as provided for in Article 10 are insufficient to satisfy all of the Obligor’s obligations, the Bank shall apply such payments and/or such set-offs or withdrawals to the satisfaction of first, the expenses, second, the interest and third, the principal of the Obligor’s obligation, in such order as applicable; provided, however, the Bank may change the order of application unless such change is adverse to the Obligor’s interest.

(2)	In the event that there are two or more of the Obligor’s obligations against which payment or set-off is made and such obligations are not discharged in full by such payment or set-off, the Civil Code and other laws shall apply to the amount recovered in the compulsory execution or public sale by exercise of security rights.

(3)	In the event that there are two or more of the Obligor’s obligations against which payment or set-off is made and any voluntary repayments or deposits which does not fall under Paragraph (2) above are insufficient to satisfy all of the Obligor’s obligations, such repayments or deposits, etc. may be applied to the satisfaction of the Obligor’s obligations in such order and in such manner as the Obligor may determine. In this case, if the determination of the order of application is likely to adversely affect the Bank’s rights, the Bank may without delay raise an objection thereto, and change and designate the obligation to be paid or set off, as determined considering the availability of securities or guarantees, the value and marketability of such securities or guarantees, the due date and the possibility of settlement of the discounted Bills, etc.

(4)	In the event that the Bank applies the payments and/or set-offs or withdrawals to the satisfaction of the Obligor’s obligations in such order different from statutory order specified in the Civil Code or any other laws in accordance with Paragraph (3), the Bank shall take into consideration the reasonable interests of the Obligor, the security provider and the guarantor not to contrary for the protection of the Bank’s rights.

Article 14.         Order of Application by the Obligor

(1)	In the event of the set-offs effected by the Obligor, as set forth in Article 11, if the deposits, etc. are insufficient to satisfy all of the Obligor’s obligations, such deposits, etc. may be applied to the satisfaction of the Obligor’s obligations in such order as the Obligor may determine.

(2)	When the Obligor fails to make the determination as set forth in the preceding Paragraph, or if the determination of the order of application provided in Paragraph (1) is likely to adversely affect the Bank’s rights, the Bank shall designate the obligation to be satisfied by set-off pursuant to Article 13 mutatis mutandis.

Article 15.         Assumption of Risks and Indemnification

(1)

In the event that the Bills which the Obligor has drawn, endorsed, accepted or guaranteed, or the instruments which the Obligor has furnished to the Bank are lost, destroyed, damaged or delayed in arrival, due to causes not attributable to the Bank, such as force majeure, disasters, calamities or accidents during transit, the Obligor shall pay the Obligor’s obligations as recorded on the Bank’s books, vouchers, etc.; provided, that if the Obligor presents the materials different from those recorded in books and vouchers of the Bank, the Bank shall compare them and fix the Obligor’s obligation and then, the Obligor shall pay and perform such obligations.

(2)	The Obligor shall forthwith furnish any substitute Bills or other instruments, upon the Bank’s demand, in the event of loss, destruction or damage stated in Paragraph (1) above; provided, that this provision shall not apply to the Bills or other instruments which the Bank acquired in the course of transactions with a third party.

(3)	The Bank shall be liable for any damage incurred by the Obligor without any negligence of the Obligor from bearing double payment obligations as a result of payments or provision of Bills or other instruments pursuant to Paragraph (1) or (2).

(4)	If the Bank has entered into transactions or has handled matters after making an adequate inspection with due care to check the seal impression or signature on the Bills or instruments against the Obligor’s specimen seal impression or specimen signature previously filed with the Bank and finding such to be genuine, the Obligor shall be liable for any losses and damages arising from forgery, alteration, wrongful use, etc., of the Bills, instruments and seals or signatures, and shall be liable in accordance with the terms of any such Bills or instruments.

Article 16.         Filing with the Bank and Changes thereof

(1)	The Obligor shall file with the Bank in the form prescribed by the Bank in advance the following: the Obligor’s name, trade name, representative, address and seal or signature, etc., and the name and seal or signature of the Obligor’s agent, if any transaction is performed with the Bank through such agent.

(2)	The Obligor shall forthwith notify the Bank in writing of any change in the matters filed with the Bank as set forth in Paragraph (1). Before the Obligor notifies such change, the Bank may treat as if there is no such change in the matters filed with the Bank and the Obligor shall not raise any objection thereto. The foregoing shall apply to any changes which have been registered in the Company Registry. The Obligor’s losses or damages arising from such treatment of the Bank shall be borne by the Obligor and the Bank shall have no responsibility therefor.

Article 17.         Faithful Preparation of Materials

In connection to a credit transaction, the Obligor shall faithfully prepare and submit required materials to the Bank.

Article 18.         Effect of Notice

(1)	Any notice given by the Bank or any document dispatched by the Bank to the Obligor’s latest address filed with the Bank shall be assumed to have been delivered at the time it normally should have been delivered.

(2)	If any notice given or any documents dispatched by the Bank in accordance with Paragraph (1) above has not been delivered or delayed to be delivered to the Obligor due to the Obligor’s negligence to notify any change pursuant to Article 16, Paragraph (2), such notice or documents shall be deemed to have been delivered at the time it normally should have been delivered; provided, that notice of set-off or acceleration of payment and any other important expression of intention shall be deemed to have been delivered only if such notice was sent by the delivery-certified and content-certified mail.

(3)	Copies kept by the Bank of the notices or documents forwarded by the Bank to the Obligor and the Bank’s record indicating such forwarding and the date thereof shall constitute prima facie evidence that the Bank has given the notices or documents on such date recorded on the Bank’s book, etc.

Article 19.         Report and Investigation

(1)	Upon the Bank’s demand, the Obligor shall promptly submit to the Bank, reports with respect to the Obligor’s assets, liabilities, management, the status of business or performance of credit conditions and any other important matters; and the Obligor shall also provide assistance necessary for the Bank’s investigation of the Obligor’s accounts, factories, place of business or any other matters, upon the Bank’s request.

(2)	The Obligor shall promptly submit to the Bank, without the Bank’s request, a report of any material change that has occurred or is likely to occur with respect to the Obligor’s assets, management or the status of business or other matters which may affect the Obligor’s transactions with the Bank.

(3)	If it is likely that it would be impossible for the Bank to collect its credit extended to the Obligor due to the suspension of trade by the Clearing House, non-performing credit or deterioration of management conditions of the Obligor based on the reports and investigations submitted in accordance with Paragraphs (1) and (2), the Bank may at any time send members of its own staff, to the extent necessary for the purpose of protecting the Bank’s rights, to manage or supervise the Obligor’s assets and business management.

Article 20.         Amendments to Terms of Credit Transaction

(1)	In case of a change in the creditworthiness of the Obligor, the Bank may adjust the credit rating as determined by the Bank and change the credit limit, maturity, interest rate and/or other terms of a credit transaction by giving a written notice according to such adjusted credit rating; provided that, to change the credit limit and/or maturity, the Obligor and the Bank shall mutually agree in writing.

(2)	[Intentionally deleted]

(3)	In the event the Obligor acknowledges that its creditworthiness has improved, the Obligor may demand in writing that the Bank change the credit limit, maturity, interest rate and/or other terms of the credit transaction as determined by the Bank. In this case, after the examination on the appropriateness of such request, the Bank shall take necessary measures and immediately notify the Obligor of the results of such examination.

Article 21.         Place of Performance, Governing Law

(1)	Any obligations in connection with the Obligor’s transactions with the Bank shall be performed at the Bank’s office that conducts transactions with the Obligor, unless otherwise agreed; provided, however, if deemed necessary for the management of non-performing credit or for any other reasonable causes, the Bank may transfer the management of credit to the principal office, local main office or other business offices of the Bank. Such transferred obligations of the Obligor shall be performed at the principal office, local main office or other business offices of the Bank to which the management of credit has been transferred.

(2)	The credit transactions under the General Terms and Conditions shall be governed by and be construed in accordance with the laws of the Republic of Korea, even if the Obligor is not a Korean person or company.

Article 22.         Amendment to General Terms and Conditions & other Incidental Terms & Conditions

(1)	If the Bank intends to amend the General Terms and Conditions or the terms of other agreements, the Bank shall give a written notice to the Obligor of such proposed amendment in case the changes will adversely affect the Obligor; otherwise, it shall post notices of the amendment in the Bank’s office that conducts transactions with the Obligor. All such notices shall contain a statement set forth in Paragraph (2) below.

(2)	The proposed amendment to the General Terms and Conditions and the terms of other agreements shall be deemed accepted and agreed to by the Obligor, unless the Bank receives the Obligor’s written objection to such amendment within one (1) month after sending or posting the notices.

Article 23.         Jurisdiction

The Obligor hereby agrees and consents that, in addition to the jurisdiction prescribed by law, the district court having jurisdiction over the business offices of the Bank that conduct transactions with the Obligor shall have jurisdiction over any legal action instituted between the Bank and the Obligor, the guarantor or the owner of collateral in connection with the credit transaction under the General Terms and Conditions; provided, however, if the Bank transferred the management of credit to the principal office, local main office or other business offices of the Bank for the purpose of the management of non-performing credit occurred as a result of causes attributable to the Obligor, the Obligor agrees and consents, in addition to the jurisdiction prescribed by law, that the district court having jurisdiction over the principal office, local main office or other business offices of the Bank to which the management of credit has been transferred shall have jurisdiction over such legal actions.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed two (2) original copies of this Agreement as of the date above written, and each shall keep one (1) copy thereof.

March 20th, 2012

AMKOR TECHNOLOGY KOREA, INC.
280-8, 2Ga, Sungsu-dong, Sungdong-gu, Seoul

Title: Representative Director
Name: Joo-Ho Kim

WOORI BANK

Title: Relationship Manager
Name: Hyun-Sik Chae